SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): December 4, 1998



                                  EDnet, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Colorado                 000-21659               84-1273795
----------------------------   --------------------     -------------------
       (State or other         (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)


    One Union Street, San Francisco, California                     94111
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    (Address of principal executive office)                       (Zip Code)


    Registrant's telephone number, including area code:    (415) 274-8800




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Item 2  Disposition of Assets of Wholly-Owned Subsidiary.

        On December 4, 1998, EDnet, Inc., ("EDnet") executed a binding letter of intent (the "Letter of Intent") with Enterprise Communications Consulting, Inc., a Washington Corporation ("Buyer") and a wholly-owned subsidiary of Attachmate Corporation of Bellevue, Washington, which provided for the acquisition by Buyer of all of the assets of EDnet's wholly-owned subsidiary Internet Business Solutions, Inc. ("IBS"), a California corporation. Additionally, Buyer will assume certain outstanding liabilities of IBS. The Letter of Intent anticipates that this acquisition will close on December 11, 1998, and it includes certain conditions precedent to closing, including but not limited to the completion of certain consents to assignment of property.

        As consideration for the IBS assets, Buyer will pay EDnet a total of one million dollars ($1,000,000) in immediately available funds, and Buyer will assume certain of IBS's oustanding liabilities.

        The assets to be acquired by Buyer include office and computer equipment used by IBS in its business of web site development and design, as well as receivables and certain other intangible assets. Buyer is expected to continue IBS's business of web site development and design.


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 1998                                   EDnet, INC.



                                                   By: /s/ Tom Kobayashi
                                                   -----------------------
                                                   Tom Kobayashi,
                                                   Chairman and
                                                   Chief Executive Officer